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                                                                   Exhibit 10.16


                        FORM OF SUBSCRIPTION AGREEMENT


                           DATED AS OF APRIL __, 2004

                                 BY AND BETWEEN

                            ARBOR REALTY TRUST, INC.

                                       AND

                            KOJAIAN VENTURES, L.L.C.
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                        FORM OF SUBSCRIPTION AGREEMENT

      SUBSCRIPTION AGREEMENT (this "Agreement") made as of April __, 2004 by and between ARBOR REALTY TRUST, INC., a Maryland corporation (the "Company") and KOJAIAN VENTURES, L.L.C., a Michigan limited liability company ("Kojaian").

                                    RECITALS:

      WHEREAS, the Company intends to issue and sell ____________ shares (the "Company Shares") of its common stock, par value $.01 per share (the "Common Stock"), to Wachovia Securities, UBS Securities LLC and JMP Securities LLC, as Underwriters (collectively, the "Underwriters"), and (ii) certain stockholders of the Company intend to sell _______ shares of Common Stock to the Underwriters, (the "Selling Stockholder Shares" and together with the Company Shares, the "IPO Shares") each for reoffering to the public pursuant to a prospectus (the "IPO Prospectus") included in the Company's registration statement on Form S-11 (No. 333-110472), as amended (the "Registration Statement");

      WHEREAS, Kojaian desires to purchase from the Company, and the Company desires to issue and sell to Kojaian, ___________ shares of Common Stock pursuant to a prospectus (the "Kojaian Prospectus") included in the Registration Statement.

      NOW, THEREFORE, in consideration of the premises and of the respective representations and warranties hereinafter set forth and the respective covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                              SALE OF COMMON STOCK

      1.1 Issuance and Sale of Common Stock. Subject to the terms and conditions herein stated, the Company agrees to issue and sell to Kojaian on the Closing Date (as defined below), and Kojaian agrees to purchase from the Company on the Closing Date, an aggregate of ___________ shares of Common Stock (the "Kojaian Shares"), at a purchase price of $__ per share, which price shall equal the per share price at which the IPO Shares are offered and sold to the public pursuant to the IPO Prospectus (the "Purchase Price").

      1.2 Consideration. As full and total consideration for the issuance and sale by the Company to Kojaian of the Kojaian Shares, Kojaian shall pay to the Company on the Closing Date in immediately available funds an aggregate sum of $___________ (the "Aggregate Purchase Price").
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      1.3 Closing. (a) The issuance and sale of the Kojaian Shares (the
"Closing") shall take place at 9:00 a.m., New York Time, at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, New York, New York on or before April __, 2004, or at such other time and date as the parties hereto may mutually agree, which date shall in all cases be concurrent with the date of the issuance and sale of the IPO Shares to the Underwriters pursuant to the Underwriting Agreement of even date herewith (the "Underwriting Agreement"), among the Company, the Selling Stockholders and the Underwriters. Such time and date, as same may be adjourned, is sometimes hereinafter referred to as the "Closing Date."

                                   ARTICLE II

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company warrants and represents, as of the date hereof and as of the Closing Date as if such representations and warranties were made on the Closing Date, as follows:

      2.1 Existence and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

      2.2 Corporate Power and Authority. The Company has all requisite power and authority to enter into and perform all of its obligations under this Agreement and to issue the Kojaian Shares and to carry out the transactions contemplated hereby.

      2.3 Authorization of Agreement. The Company has taken all corporate actions necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the issuance of the Kojaian Shares or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

      2.4 Authorization of Securities. The Kojaian Shares have been duly authorized for issuance and sale to Kojaian pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the Aggregate Purchase Price, the Kojaian Shares will be duly and validly issued, fully paid, non-assessable; no holder of the Kojaian Shares is or will be subject to personal liability by reason of being such a holder; and the issuance of the Kojaian Shares is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

      2.5 No Conflicts. None of the execution, delivery or performance of this Agreement by the Company conflicts with the articles of incorporation or the by-laws of the Company, in each case as in effect on the date hereof, or result in any material breach


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of, or constitutes a material default under any material contract, agreement or instrument to which the Company is a party or by which it or any of its assets is bound.

                                  ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF KOJAIAN. Kojaian hereby represents, warrants and agrees, as of the date hereof and as of the Closing Date, as if made on the Closing Date, as follows:

      3.1 Existence and Good Standing. Kojaian is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Michigan.

      3.2 Corporate Power and Authority. Kojaian has all requisite power and authority to enter into and perform all of its obligations under this Agreement and to carry out the transactions contemplated hereby.

      3.3 Authorization of Agreement. Kojaian has taken all company actions necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and no other corporate proceedings on the part of Kojaian are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Kojaian and constitutes a legal, valid and binding obligation of Kojaian enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

      3.4 No Conflicts. None of the execution, delivery or performance of this Agreement by Kojaian conflicts with the articles of organization or operating agreement of Kojaian, in each case as in effect on the date hereof, or result in any material breach of, or constitutes a material default under any material contract, agreement or instrument to which Kojaian is a party or by which it or any of its assets is bound.

      3.5 Brokers or Finders. No agent, broker, person or firm acting on behalf of Kojaian is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling or controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement. Kojaian agrees to indemnify and hold the Company harmless with respect to the foregoing.

                                   ARTICLE IV
                                   CONDITIONS.

      4.1 Conditions. Consummation of the transactions contemplated hereby on the Closing Date is conditioned upon the following: (a) the occurrence of the closing under the Underwriting Agreement, and (d) the receipt of the Aggregate Purchase Price by the Company.


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                                    ARTICLE V

                                  MISCELLANEOUS

      5.1 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State, and each of the parties hereto irrevocably consents to the venue and jurisdiction of the federal and state courts located in the State of New York.

      5.2 Headings. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

      5.3 Notices. All notices, requests, demands, other communications and deliveries required or desired to be given hereunder shall only be effective if given in writing by hand, by certified or registered mail, return receipt requested, postage prepaid, or by U.S. express mail service, or by private overnight mail service (e.g. Federal Express), or by facsimile transmission. Any such notice, request, demand, other communication or delivery shall be deemed to have been received (a) on the business day actually received if given by hand or facsimile transmission, (b) on the business day immediately subsequent to mailing, if sent by U.S. express mail service or private overnight mail service, or (c) three (3) business days following the mailing thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested, and all such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided herein):

                  if to Kojaian, to:

                  39400 Woodward Avenue
                  Suite 250

                  Bloomfield Hills, Michigan  48304
                  Telephone No. (248) 644-7600
                  Facsimile No.  (248) 644-7620
                  Attn: C. Michael Kojaian

                  with a copy simultaneously by like means to:

                  Barris, Sott, Denn & Driker, P.L.L.C.
                  211 W. Fort Street
                  Detroit, Michigan  48226
                  Telephone No. (313) 965-9725
                  Facsimile No. (313) 983-3321
                  Attn: William Barris, Esq.

                  if to the Company to:


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                  Arbor Realty Trust, Inc.
                  333 Earle Ovington Boulevard
                  Suite 900
                  Uniondale, New York  11553
                  Telephone No. (516) 832-7408
                  Facsimile No.  (516) 832-8043
                  Attn:  Chief Executive Officer

                  with a copy simultaneously by like means:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York  10036
                  Telephone No. (212) 735-3000
                  Facsimile No. (212) 735-2000
                  Attention: Fred B. White, III, Esq.

      5.4 Successors and Assigns. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      5.5 Counterparts. This Agreement may be executed in two or more original or facsimile counterparts, all of which taken together shall constitute one instrument.

      5.6 Entire Agreement. This Agreement, including the other documents referred to herein or annexed as Schedules hereto that form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      5.7 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties hereto.

      5.8 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

      5.9 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

      5.10 Survivability. The respective representations, warranties, obligations, and agreements of the Company and Kojaian contained herein shall survive the Closing Date indefinitely.


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      5.11 Waiver of Jury Trial. The parties hereto waive all right to trial by jury of any action, suit or proceeding brought to enforce or defend any rights or remedies arising under or in connection with this Agreement or the transaction contemplated hereby whether grounded in tort, contract or otherwise.

                           [SIGNATURE PAGE TO FOLLOW]


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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                    ARBOR REALTY TRUST, INC.,
                                    a Maryland corporation

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    KOJAIAN VENTURES, L.L.C.,
                                    a Michigan limited liability company

                                    By: Kojaian Ventures-MM, Inc.,
                                        a Michigan corporation,
                                        the Manager of  Kojaian Ventures, L.L.C.



                                        ---------------------------------------
                                        Name: C. Michael Kojaian
                                        Title: President


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